SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 2, 1998
                                                 --------------------

                       RAMTRON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                  Delaware
      (State of or other jurisdiction of incorporation or organization)

                                    0-17739
                          (Commission File Number)

                                84-0962308
                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921 (719) 481-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 5  - OTHER EVENTS:

On December 2, 1998, Ramtron International Corporation (the "Company") received a letter from The Nasdaq Stock Market ("Nasdaq") informing the Company that its common stock has failed to maintain a closing bid price of greater than or equal to $1.00 in the last thirty consecutive trade dates in accordance with Nasdaq Marketplace Rules. Nasdaq has provided the Company ninety (90) calendar days in which to gain compliance with Nasdaq Marketplace Rules. If at any time within the ninety calendar days from December 2, 1998, the closing bid price of the Company's shares of common stock is equal to or greater than $1.00 for a minimum of ten consecutive trading days, the Company will have complied with the minimum bid requirement of Nasdaq's Marketplace Rules.
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If the Company is unable to demonstrate compliance with the $1.00 minimum bid price requirement by the end of the ninety day period, the Company's common stock will be delisted. However, in the event the Company is unable to achieve compliance within the ninety days, it can seek other remedies by requesting a hearing with Nasdaq, at which time a stay of the delisting would occur if such a hearing is granted. The hearing would provide the Company the opportunity to present its plan to comply with the Nasdaq minimum bid listing requirement.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ Richard L. Mohr
                                              ------------------------------
                                              Richard L. Mohr
                                              Executive Vice President and CFO

Date:  December 8, 1998